FOR IMMEDIATE RELEASE

Contact:

Mary B. Halsey

President and Chief Executive Officer

(410) 398-1650

CECIL BANK AGREES TO BUY THE

BEL AIR, MARYLAND BRANCH OF K BANK

Elkton, Maryland: September 16, 2009, Cecil Bancorp, Inc. (OTCBB: CECB) today announced that its wholly owned subsidiary, Cecil Bank, has entered into a definitive agreement to purchase the Bel Air, Maryland branch office of K Bank, Owings Mills, Maryland.

Subject to regulatory approval and customary closing conditions, Cecil Bank will buy K Bank’s branch office located at 203 North Main Street, Bel Air, Maryland. Cecil Bank will assume the customer deposits at this branch, as well as purchase the branch premises and furniture, fixtures and equipment but will not acquire any loans other than overdraft lines of credit.

Charles F. Sposato, Chairman of the Board of Cecil Bank said of the purchase, “The acquisition of the Bel Air Branch Office will expand our footprint in Harford County, where we already have offices in Aberdeen and Havre de Grace. We welcome the customers and employees of the K Bank Bel Air branch to our Cecil Bank Family. We have been actively looking for a site in the Bel Air area for quite some time. We have many current customers that will be excited about this new location. Our goal is to continue our growth in and around Harford County. Following completion of this transaction, Cecil Bank will have 15 locations in Cecil and Harford Counties.” The purchase is expected to be completed during the fourth quarter of 2009.

“Cecil Bank is enthusiastic about introducing our wonderful array of banking products to our new customers”, said Mary B. Halsey, President and CEO. “We look forward to sharing our state of the art internet banking products. Our business internet products include remote deposit, internet wire and ACH origination, and direct link to popular accounting software. Our consumer products are extremely easy and convenient to use.”

Sandler O’Neill + Partners LLP acted as financial advisor to K Bank. Malizia Spidi & Fisch, PC served as legal counsel to Cecil Bank and Kennedy & Baris LLP served as legal counsel to K Bank.

About the Companies

Cecil Bancorp, Inc. is the parent company of Cecil Bank, headquartered in Elkton, Maryland, with 14locations in Harford and Cecil Counties, Maryland. Cecil Bank is a full-service, community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area. At June 30, 2009, Cecil Bancorp, Inc. had consolidated assets of $531.6 million and stockholders’ equity of $39.8 million.

K Bank, a wholly owned subsidiary of K Capital Corporation, offers traditional banking services to customers through eightbranches located in Baltimore, Carroll, Anne Arundel, Howard and Harford Counties, Maryland.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but statements based on the Company’s current expectations regarding its business strategies and their intended results and its further performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place under reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.